UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported September 6, 2012

Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into Material Definitive Agreement.

On September 6, 2012, Jones Lang LaSalle Income Property Trust Inc. (the “Company”, “us”, “we”, or “our”) entered into an exclusive dealer manager agreement (the “Dealer Manager Agreement”) with LaSalle Investment Management Distributors, LLC (“Dealer Manager”), a registered broker-dealer and wholly owned subsidiary of our advisor, LaSalle Investment Management, Inc. The Company is registering for public sale (the “Offering”) a maximum of $3,000,000,000 in any combination of shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), consisting of Class A and Class M Shares and the Dealer Manager Agreement governs the distribution of the Shares by the Dealer Manager.

Pursuant to the terms of the Dealer Manager Agreement, the Dealer Manager will (1) use its best efforts to sell the Shares, (2) advise us regarding the Offering and subscription process, (3) manage our relationships with participating broker-dealers and investment advisors and (4) provide assistance in connection with compliance matters relating to the Offering, including compliance regarding any sales literature that we may prepare and with anti-money laundering requirements. The Dealer Manager will identify and solicit registered broker-dealers that are members of FINRA to act as participating broker-dealers in connection with the distribution of the Shares. The Dealer Manager will also coordinate our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to determining suitability of potential investors and communications related to the terms of the Offering, our investment strategies, material aspects of our operations, and subscriptions procedures. On September 6, 2012, the Dealer Manager entered into an agreement whereby a participating broker-dealer will be the exclusive distributor of our Shares for up to one year, subject to certain exception.

We will pay the Dealer Manager selling commissions of up to 3.5% of the NAV per Class A share sold in the primary offering on the date of purchase, all or a portion of which will be re-allowed to participating broker-dealers. We will also pay the Dealer Manager (1) a dealer manager fee equal to 1/365th of 0.55% of our NAV for each share class for each day and (2) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class A shares for each day. Distribution fees will also be re-allowed to participating broker-dealers. We will also reimburse the Dealer Manager for certain costs and expenses incurred by it in connection with the Offering. We will cease paying selling commissions, dealer manager and distribution fees with respect to Shares sold in the Offering on the date at which total underwriting compensation paid with respect to the Shares equals 10% of the gross proceeds from the primary portion of the Offering.

The Dealer Manager Agreement will continue until the termination of the Offering, provided that our obligations under the Dealer Manager Agreement to pay the dealer manager fees and distribution fees with respect to the Shares distributed in the Offering will survive until the date on which total underwriting compensation paid in connection with the Offering equals 10% of the gross proceeds of the primary portion of the Offering. We or the Dealer Manager may terminate the Dealer Manager Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Dealer Manager Agreement by and among Jones Lang LaSalle Income Property Trust, Inc. and LaSalle Investment Management Distributors, LLC, dated as of September 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ C. ALLAN SWARINGEN
Name:	C. Allan Swaringen
Title:	Chief Executive Officer and President

Date: September 12, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Dealer Manager Agreement by and among Jones Lang LaSalle Income Property Trust, Inc. and LaSalle Investment Management Distributors, LLC, dated as of September 6, 2012.